ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-171806 Dated January 10, 2012
Royal Bank of Canada Trigger Phoenix Autocallable Optimization Securities
$● Securities Linked to the Common Stock of American Eagle Outfitters, Inc. due on or about January [  ], 2013
$● Securities Linked to the Common Stock of Abercrombie & Fitch Co. due on or about January [  ], 2013
$● Securities Linked to the Common Stock of Aéropostale, Inc., due on or about January [  ], 2013
$● Securities Linked to the Common Stock of Deckers Outdoor Corporation due on or about January [  ], 2013
$● Securities Linked to the Common Stock of Juniper Networks, Inc. due on or about January [  ], 2013

Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Royal Bank of Canada linked to the performance of the common stock of a specific company (the “underlying stock”).  Royal Bank of Canada will pay a quarterly contingent coupon payment if the closing price of the underlying stock on the applicable Observation Date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for that quarter.  Royal Bank of Canada will automatically call the Securities early if the closing price of the underlying stock on any Observation Date is equal to or greater than the starting price. If the Securities are called, Royal Bank of Canada will pay you the principal amount of your Securities plus the contingent coupon for that quarter and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and the ending price of the underlying stock is equal to or greater than the trigger price (which is the same price as the coupon barrier), Royal Bank of Canada will pay you a cash payment at maturity equal to the principal amount of your Securities plus the contingent coupon for the final quarter. If the ending price of the underlying stock is less than the trigger price, Royal Bank of Canada will pay you less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative performance of the underlying stock over the term of the Securities, and you may lose up to 100% of your initial investment.

Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada. If Royal Bank of Canada were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates[1]
❑         Contingent Coupon — Royal Bank of Canada will pay a quarterly contingent coupon payment if the closing price of the underlying stock on the applicable Observation Date is equal to or greater than the coupon barrier. Otherwise, no coupon will be paid for the quarter.
❑          Automatically Callable — Royal Bank of Canada will automatically call the Securities and pay you the principal amount of your Securities plus the contingent coupon otherwise due for that quarter if the closing price of the underlying stock on any quarterly Observation Date is greater than or equal to the starting price. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.
❑          Contingent Repayment of Principal at Maturity— If by maturity the Securities have not been called and the price of the underlying stock does not close below the trigger price on the final Observation Date, Royal Bank of Canada will repay your principal amount per Security at maturity. If the price of the underlying stock closes below the trigger price on the final Observation Date, Royal Bank of Canada will repay less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the decline in the price of the underlying stock from the trade date to the final Observation Date. The contingent repayment of principal only applies if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Royal Bank of Canada.

Trade Date[1] January [  ], 2012
Settlement Date[1] January [  ], 2012
Observation Dates1 2                                             Quarterly (see page 4)
Final Observation Date[2] January [  ], 2013
Maturity Date[2] January [  ], 2013
[1] Expected.  In the event that we make any change to the expected trade date and settlement date, the final Observation Date and maturity date will be changed so that the stated term of the Securities remains approximately the same. Please see "Supplemental Plan of Distribution" for additional information regarding the Settlement Date.
[2] Subject to postponement in the event of a market disruption event and as described under “General Terms of the Securities — Payment at Maturity” in the accompanying product prospectus supplement no. UBS-TPAOS-1.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF ROYAL BANK OF CANADA.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6, THE RISKS DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE PS-5 OF THE PRODUCT PROSPECTUS SUPPLEMENT NO. UBS-TPAOS-1 AND UNDER ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-5 OF THE PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Securities Offerings
This free writing prospectus relates to five separate Trigger Phoenix Autocallable Optimization Securities we are offering.  Each of the five Securities is linked to the common stock of a different company and each of the Securities has a different starting price, trigger price and coupon barrier, as specified in the table below. The starting price, trigger price and coupon barrier for each Security will be determined on the trade date. Each of the Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.  The performance of each Security will not depend on the performance of any other Security.

Underlying Stock	Contingent Coupon Rate	Starting Price	Trigger Price	Coupon Barrier	CUSIP	ISIN
Common stock of American Eagle Outfitters, Inc. (AEO)	12.00% per annum	$●	65% to 75% of the starting price	65% to 75% of the starting price	h	h
Common stock of Abercrombie & Fitch Co. (ANF)	12.00% per annum	$●	56% to 66% of the starting price	56% to 66% of the starting price	h	h
Common stock of Aéropostale, Inc. (ARO)	12.00% per annum	$●	53% to 63% of the starting price	53% to 63% of the starting price	h	h
Common stock of Deckers Outdoor Corporation (DECK)	12.00% per annum	$●	53% to 63% of the starting price	53% to 63% of the starting price	h	h
Common stock of Juniper Networks, Inc. (JNPR)	12.00% per annum	$●	53% to 63% of the starting price	53% to 63% of the starting price	h	h
See “Additional Information about Royal Bank of Canada and the Securities” in this free writing prospectus. The Securities will have the terms specified in the prospectus dated January 28, 2011, the prospectus supplement dated January 28, 2011, product prospectus supplement no. UBS-TPAOS-1 dated April 4, 2011 and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus or the accompanying prospectus, prospectus supplement and product prospectus supplement no. UBS-TPAOS-1.  Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Common stock of American Eagle Outfitters, Inc.	h	$10.00	h	$0.15	h	$9.85
Common stock of Abercrombie & Fitch Co.	h	$10.00	h	$0.15	h	$9.85
Common stock of Aéropostale, Inc.	h	$10.00	h	$0.15	h	$9.85
Common stock of Deckers Outdoor Corporation	h	$10.00	h	$0.15	h	$9.85
Common stock of Juniper Networks, Inc.	h	$10.00	h	$0.15	h	$9.85
(1) The price to the public includes the cost of hedging our obligations under the Securities through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  For additional related information, please see “Use of Proceeds and Hedging” beginning on page PS-18 of the accompanying product prospectus supplement no. UBS-TPAOS-1.

(2) UBS Financial Services Inc., which we refer to as UBS, will receive a commission that will depend on market conditions on the trade date.  In no event will the commission received by UBS exceed $0.15 per $10 principal amount of each Security.

The Securities will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information about Royal Bank of Canada and the Securities
Royal Bank of Canada has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates.  Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and these offerings.  You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, Royal Bank of Canada, any agent or any dealer participating in these offerings will arrange to send you the prospectus, the prospectus supplement, product prospectus supplement no. UBS-TPAOS-1 and this free writing prospectus if you so request by calling toll-free 866-609-6009.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent.  We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance.  In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase.  You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this free writing prospectus together with the prospectus dated January 28, 2011, as supplemented by the prospectus supplement dated January 28, 2011, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product prospectus supplement no. UBS-TPAOS-1 dated April 4, 2011.  This free writing prospectus, together with the documents listed below, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product prospectus supplement no. UBS-TPAOS-1, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product prospectus supplement no. UBS-TPAOS-1 dated April 4, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911001128/s41110424b5.htm

♦	Prospectus supplement dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000311/m127114424b3.htm

♦	Prospectus dated January 28, 2011: http://www.sec.gov/Archives/edgar/data/1000275/000121465911000309/f127115424b3.htm

As used in this free writing prospectus, the “Company,” “we,” “us” or “our” refers to Royal Bank of Canada.

Investor Suitability
The Securities may be suitable for you if, among other considerations:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦    You believe the closing price of the underlying stock will be equal to or greater than the coupon barrier on the specified Observation Dates (including the final Observation Date).

♦    You would be willing to invest in the Securities if the Trigger Price and Coupon Barrier were set equal to the top of the applicable range indicated on the cover of this free writing prospectus (the actual Trigger Price and Coupon Barrier for each offering of the Securities will be determined on the trade date).

♦    You are willing to make an investment whose return is limited to the applicable contingent coupon payments, regardless of any potential appreciation of the underlying stock, which could be significant.

♦    You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦    You are willing to invest in Securities for which there may be little or no secondary market and you accept that the secondary market will depend in large part on the price, if any, at which RBC Capital Markets, LLC, which we refer to as “RBCCM,” is willing to purchase the Securities.

♦    You would be willing to invest in the Securities based on the contingent coupon rate for such offering of the Securities, as specified on the cover of this free writing prospectus.

♦    You do not seek guaranteed current income from this investment and are willing to forgo dividends paid on the underlying stock.

♦    You are willing to invest in securities that may be called early and you are otherwise willing to hold such securities to maturity, a term of 12 months.

♦    You are willing to assume the credit risk of Royal Bank of Canada for all payments under the Securities, and understand that if Royal Bank of Canada defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦    You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦    You require an investment designed to provide a full return of principal at maturity.

♦    You are not willing to make an investment that may have the same downside market risk as an investment in the underlying stock.

♦    You believe that the price of the underlying stock will decline during the term of the Securities and is likely to close below the coupon barrier on the specified Observation Dates and below the trigger price on the final Observation Date.

♦    You would not be willing to invest in the Securities if the Trigger Price and Coupon Barrier were set equal to the top of the applicable range indicated on the cover of this free writing prospectus (the actual Trigger Price and Coupon Barrier for each offering of the Securities will be determined on the trade date).

♦    You seek an investment that participates in the full appreciation in the price of the underlying stock or that has unlimited return potential.

♦    You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying stock.

♦    You would be unwilling to invest in the Securities based on the contingent coupon rate for such offering of the Securities, as specified on the cover of this free writing prospectus.

♦    You seek guaranteed current income from this investment or prefer to receive the dividends paid on the underlying stock.

♦    You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of 12 months, or you seek an investment for which there will be an active secondary market for the Securities.

♦    You are not willing to assume the credit risk of Royal Bank of Canada for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 6 of this free writing prospectus and “Risk Factors” in the accompanying product prospectus supplement no. UBS-TPAOS-1 for risks related to an investment in the Securities.

Indicative Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Principal Amount per Security:	$10.00 per Security
Term[2]:	12 months
Underlying Stock:	The common stock of a specific company, as set forth on the cover page of this free writing prospectus.
Contingent Coupon:
If the closing price of the underlying stock is equal to or greater than the coupon barrier on any Observation Date, Royal Bank of Canada will pay you the contingent coupon applicable to that Observation Date.

If the closing price of the underlying stock is less than the coupon barrier on any Observation Date, the contingent coupon applicable to that Observation Date will not be payable and Royal Bank of Canada will not make any payment to you on the relevant coupon payment date.

The contingent coupon will be a fixed amount based upon equal quarterly installments at the contingent coupon rate, which is a per annum rate. The table below sets forth each Observation Date, each contingent coupon payment date and the contingent coupon for each Security. The table below reflects the contingent coupon rate of 12.00% per annum for each offering of the Securities.

Observation Date*	Contingent Coupon Payment Date	American Eagle Outfitters, Inc.	Abercrombie & Fitch Co.	Aéropostale, Inc.,	Deckers Outdoor Corporation	Juniper Networks, Inc.

April [ ], 2012	April [ ], 2012	$0.3000	$0.3000	$0.3000	$0.3000	$0.3000

July [ ], 2012	July [ ], 2012	$0.3000	$0.3000	$0.3000	$0.3000	$0.3000

October [ ], 2012	October [ ], 2012	$0.3000	$0.3000	$0.3000	$0.3000	$0.3000

January [ ], 2013	January [ ], 2013	$0.3000	$0.3000	$0.3000	$0.3000	$0.3000

*The actual Observation Dates and Contingent Coupon Payment Dates will be determined on the trade date.

Each Contingent Coupon will be paid to the holders of record of the Securities at the close of business on the date that is one business day prior to the applicable Contingent Coupon Payment Date.

Contingent coupon payments on the Securities are not guaranteed. Royal Bank of Canada will not pay you the contingent coupon for any Observation Date on which the closing price of the applicable underlying stock is less than the coupon barrier.

Contingent Coupon Rate:	The contingent coupon rate is 12.00% per annum for each offering of the Securities.
Coupon Payment Dates:	Two business days following each Observation Date, except that the coupon payment date for the final Observation Date is the maturity date.
Automatic Call Feature:	The Securities will be called automatically if the closing price of the underlying stock on any Observation Date is equal to or greater than the starting price.

1 Terms used in this free writing prospectus, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement.
2 In the event we make any change to the expected trade date and settlement date, the final observation date and maturity date will be changed to ensure that the stated term of the Securities remains approximately the same.

If the Securities are called on any Observation Date, Royal Bank of Canada will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on such date pursuant to the contingent coupon feature.  No further amounts will be owed to you under the Securities.

Payment at Maturity:
If the Securities are not called and the ending price is equal to or greater than the trigger price and the coupon barrier, Royal Bank of Canada will pay you a cash payment per Security on the maturity date equal to $10.00 plus the contingent coupon otherwise due on the maturity date.

If the Securities are not called and the ending price is less than the trigger price, Royal Bank of Canada will pay you a cash payment on the maturity date of less than the principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative underlying return, equal to:

$10.00 + ($10.00 × underlying return)

Underlying Return:	Ending Price – Starting Price Starting Price
Trigger Price:
A percentage of the starting price of the underlying stock, which for each offering of Securities is expected to be within the applicable range (inclusive) specified on the cover page of this free writing prospectus (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Anti-dilution Adjustments” in the product prospectus supplement).

Coupon Barrier:
A percentage of the starting price of the underlying stock, which for each offering of Securities is expected to be within the applicable range (inclusive) specified on the cover page of this free writing prospectus (as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Anti-dilution Adjustments” in the product prospectus supplement).

Starting Price:	With respect to each Security, the closing price of the applicable underlying stock on the trade date.
Ending Price:	The closing price of the applicable underlying stock on the final Observation Date.
Closing Price:
On any trading day, the last reported sale price of the underlying stock on the principal national securities exchange in the U. S. on which it is listed for trading, as determined by the calculation agent.

Investment Timeline
Trade Date:	The starting price of the underlying stock is observed and the trigger price and coupon barrier are determined.

Quarterly:
If the closing price of the underlying stock is equal to or greater than the coupon barrier on any Observation Date, Royal Bank of Canada will pay you a contingent coupon payment on the applicable coupon payment date.

The Securities will be called if the closing price of the underlying stock on any Observation Date is equal to or greater than the starting price. If the Securities are called, Royal Bank of Canada will pay you a cash payment per Security equal to $10.00 plus the contingent coupon otherwise due on that date.

Maturity Date:
The ending price of the underlying stock is observed on the final Observation Date.

If the Securities have not been called and the ending price is equal to or greater than the trigger price (and the coupon barrier), Royal Bank of Canada will repay the principal amount equal to $10.00 per Security plus the contingent coupon otherwise due on the maturity date.

If the Securities have not been called and the ending price is less than the trigger price, Royal Bank of Canada will repay less than the principal amount, if anything, resulting in a loss on your initial investment proportionate to the decline of the underlying stock, for an amount equal to:

$10.00 + ($10.00 × underlying return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT.  ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF ROYAL BANK OF CANADA.  IF ROYAL BANK OF CANADA WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the underlying stock. These risks are explained in more detail in the “Risk Factors” section of the accompanying product prospectus supplement no. UBS-TPAOS-1. We also urge you to consult your investment, legal, tax, accounting and other advisors before investing in the Securities.

Risks Relating to the Securities Generally

♦
Risk of Loss at Maturity — The Securities differ from ordinary debt securities in that Royal Bank of Canada will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, Royal Bank of Canada will repay you the principal amount of your Securities in cash only if the ending price of the underlying stock is greater than or equal to the trigger price, and will only make that payment at maturity.  If the Securities are not called and the ending price is less than the trigger price, you will lose some or all of your initial investment in an amount proportionate to the decline in the price of the underlying stock.

♦
The Contingent Repayment of Principal Applies Only at Maturity — You should be willing to hold your Securities to maturity.  If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment, even if the price of the underlying stock is above the trigger price.

♦
You May Not Receive any Contingent Coupons — Royal Bank of Canada will not necessarily make periodic coupon payments on the Securities.  If the closing price of the underlying stock on an Observation Date is less than the coupon barrier, Royal Bank of Canada will not pay you the contingent coupon applicable to that Observation Date. If the closing price of the underlying stock is less than the coupon barrier on each of the Observation Dates, Royal Bank of Canada will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Securities. Accordingly, if we do not pay the contingent coupon on the maturity date, you will incur a loss of principal, because the ending price will be less than the applicable trigger price.

♦
The Call Feature and the Contingent Coupon Feature Limit Your Potential Return — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying stock. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the contingent coupon becomes payable prior to maturity or an automatic call.  Further, if the Securities are called due to the automatic call feature, you will not receive any contingent coupons or any other payment in respect of any Observation Dates after the applicable call settlement date. Since the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal.  As a result, the return on an investment in the Securities could be less than the return on a direct investment in the underlying stock.

♦
The Contingent Coupon Rate Per Annum Payable on the Securities Will Reflect in Part the Volatility of the Underlying Stock, and May Not Be Sufficient to Compensate You for the Risk of Loss at Maturity — “Volatility” refers to the frequency and magnitude of changes in the price of the underlying stock. The greater the volatility of the underlying stock, the more likely it is that the price of that stock could close below the trigger price on the final Observation Date. This risk will generally be reflected in a higher contingent coupon rate for the Securities than the rate payable on our conventional debt securities with a comparable term. However, while the contingent coupon rate is set on the trade date, the underlying stock’s volatility can change significantly over the term of the Securities, and may increase. The price of the underlying stock could fall sharply as of the final Observation Date, which could result in a significant loss of your principal.

♦
Reinvestment Risk — The Securities will be called automatically if the closing price of the underlying stock is equal to or greater than the starting price on any Observation Date. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest your proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

♦
An Investment in the Securities Is Subject to the Credit Risk of Royal Bank of Canada — The Securities are unsubordinated, unsecured debt obligations of the issuer, Royal Bank of Canada, and are not, either directly or indirectly, an obligation of any third party. Any payments to be made on the Securities, including payments in respect of an automatic call, contingent coupon payment or any contingent repayment of principal provided at maturity, depends on the ability of Royal Bank of Canada to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Royal Bank of Canada may affect the market value of the Securities and, in the event Royal Bank of Canada were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦
An Investment in the Securities Is Subject to Single Stock Risk — The price of the underlying stock can rise or fall sharply due to factors specific to that underlying stock and the issuer of that underlying stock (the ‘‘underlying stock issuer’’), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. You, as an investor in the Securities, should make your own investigation into the respective underlying stock issuer and the underlying stock for your Securities.  For additional information about each underlying stock and their respective issuers, please see "Information about the Underlying Stocks” in this free writing prospectus and the respective underlying stock issuer's SEC filings referred to in those sections. We urge you to review financial and other information filed periodically by the applicable underlying stock issuer with the SEC.

♦
Certain Built-In Costs Are Likely to Adversely Affect the Value of the Securities Prior to Maturity —  While the payment at maturity or upon an earlier automatic call for the offered Securities described in this free writing prospectus is based on the full principal amount of the Securities, the original issue price of the Securities includes the agents’ commission and the estimated cost of hedging our obligations under the Securities through one or more of our affiliates. As a result, the price, if any, at which Royal Bank of Canada or our affiliates will be willing to purchase the Securities from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Securities to maturity if not previously called.

♦
No Assurance that the Investment View Implicit in the Securities Will Be Successful — It is impossible to predict whether and the extent to which the price of the underlying stock will rise or fall. The closing price of the underlying stock will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying stock. You should be willing to accept the downside risks of owning equities in general and the underlying stock in particular, and the risk of losing some or all of your initial investment.

♦
Owning the Securities is Not the Same as Owning the Underlying Stock — The return on your Securities is unlikely to reflect the return you would realize if you actually owned the underlying stock. For instance, you will not receive or be entitled to receive any dividend payments or other distributions on the underlying stock during the term of your Securities. As an owner of the Securities, you will not have voting rights or any other rights that holders of the underlying stock may have. Furthermore, the underlying stock may appreciate substantially during the term of the Securities, while your potential return will be limited to the applicable contingent coupon payments.

♦
There Is No Affiliation Between the Respective Underlying Stock Issuers and RBCCM, and RBCCM Is Not Responsible for any Disclosure by Those Issuers — We are not affiliated with any underlying stock issuer.  However, we and our affiliates may currently, or from time to time in the future engage in business with an underlying stock issuer.  Nevertheless, neither we nor our affiliates assume any responsibilities for the accuracy or the completeness of any information about the underlying stocks and the underlying stock issuers.  You, as an investor in the Securities, should make your own investigation into the underlying stock and the underlying stock issuer for your Securities.  The underlying stock issuers are not involved in this offering and have no obligation of any sort with respect to your Securities.  The underlying stock issuers have no obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Lack of Liquidity — The Securities will not be listed on any securities exchange.  RBCCM intends to offer to purchase the Securities in the secondary market, but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily.  Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM is willing to buy the Securities.

♦
Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including hedging our obligations under the Securities.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

♦
Potentially Inconsistent Research, Opinions or Recommendations by RBCCM, UBS or Their Affiliates —  RBCCM, UBS or their affiliates may publish research, express opinions or provide recommendations as to the underlying stock that are inconsistent with investing in or holding the Securities, and which may be revised at any time. Any such research, opinions or recommendations could affect the value of the underlying stock, and therefore the market value of the Securities.

♦	Uncertain Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.

♦
Potential Royal Bank of Canada Impact on Price —  Trading or transactions by Royal Bank of Canada or its affiliates in the underlying stock, or in futures, options, exchange-traded funds or other derivative products on the underlying stock may adversely affect the market value of the underlying stock, the closing price of the underlying stock, and, therefore, the market value of the Securities.

♦
Many Economic and Market Factors Will Impact the Value of the Securities —  In addition to the closing price of the underlying stock on any trading day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦	the actual and expected volatility of the price of the underlying stock;

♦	the time remaining to maturity of the Securities;

♦	the dividend rate on the underlying stock;

♦	interest and yield rates in the market generally;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	the occurrence of certain events to the underlying stock that may or may not require an adjustment to the terms of the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
The Anti-Dilution Protection for the Underlying Stock Is Limited — The calculation agent will make adjustments to the starting price, trigger price and coupon barrier for certain events affecting the shares of the underlying stock. However, the calculation agent will not be required to make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected.

Hypothetical Examples
The following examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any underlying stock relative to its starting price. Royal Bank of Canada cannot predict the ending price of any underlying stock. You should not take these examples as an indication or assurance of the expected performance of any underlying stock. The numbers appearing in the examples and tables below have been rounded for ease of analysis. The following examples and tables illustrate the Payment at Maturity or upon an automatic call per Security on a hypothetical offering of the Securities, based on the following assumptions (actual terms for the Securities will be set on the trade date):

Principal Amount:	$10.00
Term:	12 months
Starting Price:	$50.00
Contingent Coupon Rate:	12.00% per annum (or 3.00% per quarter)
Contingent Coupon:	$0.30 per quarter
Observation Dates:	Quarterly
Trigger Price:	$30.00 (which is 60% of the starting price)
Coupon Barrier:	$30.00 (which is 60% of the starting price)

Scenario #1: Securities Are Called on the First Observation Date.
Date	Closing Price	Payment (per Security)
First Observation Date	$55.00 (at or above starting price)	$10.30 (settlement amount)

	Total Payment:	$10.30 (3.00% return)
Since the Securities are called on the first Observation Date, Royal Bank of Canada will pay you on the call settlement date a total of $10.30 per Security, reflecting your principal amount plus the applicable contingent coupon, for a 3.00% total return on the Securities.  No further amount will be owed to you under the Securities.

Scenario #2: Securities Are Called on the Third Observation Date.

Date	Closing Price	Payment (per Security)
First Observation Date	$47.50 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Second Observation Date	$45.00 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Third Observation Date	$55.00 (at or above starting price)	$10.30 (settlement amount)

	Total Payment:	$10.90 (9.00% return)
Since the Securities are called on the third Observation Date, Royal Bank of Canada will pay you on the call settlement date a total of $10.30 per Security, reflecting your principal amount plus the applicable contingent coupon.  When added to the contingent coupon payments of $0.60 received in respect of prior Observation Dates, Royal Bank of Canada will have paid you a total of $10.90 per Security, for a 9.00% total return on the Securities.  No further amount will be owed to you under the Securities.

Scenario #3: Securities Are NOT Called and the Ending Price of the Underlying Stock Is at or Above the Trigger Price.

Date	Closing Price	Payment (per Security)
First Observation Date	$45.00 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Second Observation Date	$28.00 (below coupon barrier)	$0.00
Third Observation Date	$25.00 (below coupon barrier)	$0.00
Final Observation Date	$47.50 (at or above trigger price and coupon barrier; below starting price)	$10.30 (Payment at Maturity)

	Total Payment:	$10.60 (6.00% return)
At maturity, Royal Bank of Canada will pay you a total of $10.30 per Security, reflecting your principal amount plus the applicable contingent coupon.  When added to the contingent coupon payment of $0.30 received in respect of prior Observation Dates, Royal Bank of Canada will have paid you a total of $10.60 per Security, for a 6.00% total return on the Securities.

Scenario #4: Securities Are NOT Called and the Ending Price of the Underlying Stock Is Below the Trigger Price

Date	Closing Price	Payment (per Security)
First Observation Date	$47.50 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Second Observation Date	$45.00 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Third Observation Date	$42.50 (at or above coupon barrier; below starting price)	$0.30 (contingent coupon)
Final Observation Date	$20.00 (below trigger price and coupon barrier)	$10.00 + [$10.00 × underlying return] = $10.00 + [$10.00 × -60%] = $10.00 - $6.00 = $4.00 (Payment at Maturity)

	Total Payment:	$4.90 (-51.00% return)
Since the Securities are not called and the ending price of the underlying stock is below the trigger price, Royal Bank of Canada will pay you at maturity $4.00 per Security.  When added to the contingent coupon payments of $0.90 received in respect of prior Observation Dates, Royal Bank of Canada will have paid you $4.90 per Security, for a loss on the Securities of 51.00%.

The Securities differ from ordinary debt securities in that, among other features, Royal Bank of Canada is not necessarily obligated to repay the full amount of your initial investment.  If the Securities are not called on any Observation Date, you may lose some or all of your initial investment.  Specifically, if the Securities are not called and the ending price is less than the trigger price, you will lose 1% (or a fraction thereof) of your principal amount for each 1% (or a fraction thereof) that the underlying return is less than zero.

Any payment on the Securities, including payments in respect of an automatic call, contingent coupon or any repayment of principal provided at maturity, is dependent on the ability of Royal Bank of Canada to satisfy its obligations when they come due. If Royal Bank of Canada is unable to meet its obligations, you may not receive any amounts due to you under the Securities.

What Are the Tax Consequences of the Securities?
U.S. Federal Income Tax Consequences

The following, together with the discussion of U.S. federal income tax in the accompanying product prospectus supplement, prospectus supplement, and prospectus, is a general description of the material U.S. federal income tax consequences relating to an investment in the Securities.  The following summary is not complete and is qualified in its entirety by the discussion under the section entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying product prospectus supplement no. UBS-TPAOS-1, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat the Securities as a callable pre-paid cash-settled contingent income-bearing derivative contract linked to the underlying stock for U.S. federal income tax purposes, and the terms of the Securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. Although the U.S. federal income tax treatment of the contingent coupons is uncertain, we intend to take the position, and the following discussion assumes, that such contingent coupons (including any coupon paid on or with respect to the call or maturity date) constitute taxable ordinary income to a U.S. holder at the time received or accrued in accordance with the holder’s regular method of accounting. If the Securities are treated as described above, a U.S. holder should generally recognize capital gain or loss upon the call, sale or maturity of the Securities in an amount equal to the difference between the amount a holder receives at such time (other than amounts properly attributable to any contingent coupon, which would be taxed, as described above, as ordinary income) and the holder’s tax basis in the Securities.

Alternative tax treatments are also possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  In addition, the Internal Revenue Service has released a notice that may affect the taxation of holders of the Securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special "constructive ownership rules" of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Individual holders that own “specified foreign financial assets” may be required to include certain information with respect to such assets with their U.S. federal income tax return. You are urged to consult your own tax advisor regarding such requirements with respect to the Securities.

The Securities are not intended for purchase by any investor that is not a United States person, as that term is defined for U.S. federal income tax purposes, and the underwriters will not make offers of the Securities to any such investor.

Canadian Federal Income Tax Consequences

In the opinion of Norton Rose Canada LLP, our Canadian tax counsel, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on a Security that is paid or credited, or deemed for purposes of the ITA to be paid or credited, to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences - Canadian Taxation” in the accompanying prospectus) will not be subject to Canadian non-resident withholding tax provided the underlying stock of the Security is not a proxy for the profit of Royal Bank of Canada, as described in and subject to the qualifications set out in the section entitled “Tax Consequences – Canadian Taxation” in the accompanying prospectus.

For a further discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product prospectus supplement no. UBS-TPAOS-1, the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement, and the section entitled “Tax Consequences” in the accompanying prospectus, which you should carefully review prior to investing in the Securities.

Information about the Underlying Stocks
Included on the following pages is a brief description of the issuers of each of the respective underlying stocks. This information has been obtained from publicly available sources. Set forth below are tables that provide the quarterly intra-day high and low and period-end closing prices for each of the underlying stocks. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the underlying stocks as an indication of future performance.

Each of the underlying stocks are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the underlying stocks with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the underlying stocks under the Exchange Act can be located by reference to its SEC Central Index Key number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. Information from outside sources is not incorporated by reference in, and should not be considered part of, this free writing prospectus or any accompanying prospectus or prospectus supplement. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

American Eagle Outfitters, Inc.
According to publicly available information, American Eagle Outfitters, Inc. retails men's and women's casual apparel, footwear, outerwear, and accessories. The company's products include jeans, khakis, T-shirts, and other similar apparel.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC Central Index Key number: 919012. The company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “AEO.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this underlying stock, based on daily closing prices on NYSE, as reported by Bloomberg.  The closing price of this underlying stock on January 9, 2012 was $13.21.  The historical performance of this underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Close

1/1/2008	3/31/2008	$23.84	$16.47	$17.51
4/1/2008	6/30/2008	$19.41	$13.31	$13.63
7/1/2008	9/30/2008	$18.00	$11.87	$15.25
10/1/2008	12/31/2008	$15.65	$6.99	$9.36
1/2/2009	3/31/2009	$12.95	$8.31	$12.24
4/1/2009	6/30/2009	$16.50	$11.76	$14.17
7/1/2009	9/30/2009	$17.40	$12.56	$16.86
10/1/2009	12/31/2009	$19.86	$14.37	$16.98
1/1/2010	3/31/2010	$19.64	$15.51	$18.52
4/1/2010	6/30/2010	$19.18	$11.36	$11.75
7/1/2010	9/30/2010	$15.61	$11.47	$14.96
10/1/2010	12/31/2010	$17.46	$14.23	$14.63
1/3/2011	3/31/2011	$16.35	$13.77	$15.89
4/1/2011	6/30/2011	$16.35	$12.37	$12.75
7/1/2011	9/30/2011	$14.32	$10.00	$11.72
10/1/2011	12/31/2011	$15.42	$11.19	$15.29
1/1/2012	1/9/2012*	$15.85	$12.50	$13.21

* As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data through January 9, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of American Eagle Outfitters, Inc.’s common stock from March 8, 2007 to January 9, 2012, assuming a starting price of $13.21, which was the closing price of the underlying stock on January 9, 2012. The dotted line represents a hypothetical coupon barrier and trigger price of $9.25, which is equal to 70% of the closing price on January 9, 2012, the midpoint of the coupon barrier and trigger price range of 65% to 75%. The actual coupon barrier and trigger price will be determined on the trade date.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Abercrombie & Fitch Co.
According to publicly available information, Abercrombie & Fitch Co. is a specialty retailer that operates stores and direct-to-consumer operations. Through these channels, the company sells: casual sportswear apparel, including knit and woven shirts, graphic t-shirts, fleece, jeans and woven pants, shorts, sweaters, and outerwear; personal care products; and accessories for men, women and kids.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC Central Index Key number: 1018840. The company’s common stock is listed on the NYSE under the ticker symbol “ANF.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this underlying stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this underlying stock on January 9, 2012 was $45.63.  The historical performance of this underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Close

1/1/2008	3/31/2008	$82.06	$67.21	$73.14
4/1/2008	6/30/2008	$78.35	$62.57	$62.68
7/1/2008	9/30/2008	$64.96	$35.14	$39.45
10/1/2008	12/31/2008	$39.32	$13.66	$23.07
1/2/2009	3/31/2009	$25.96	$16.95	$23.80
4/1/2009	6/30/2009	$32.81	$22.20	$25.39
7/1/2009	9/30/2009	$34.95	$22.71	$32.88
10/1/2009	12/31/2009	$42.30	$30.02	$34.85
1/1/2010	3/31/2010	$45.98	$29.88	$45.64
4/1/2010	6/30/2010	$51.11	$30.12	$30.69
7/1/2010	9/30/2010	$40.31	$29.94	$39.32
10/1/2010	12/31/2010	$58.49	$37.31	$57.63
1/3/2011	3/31/2011	$59.88	$48.21	$58.70
4/1/2011	6/30/2011	$77.65	$58.13	$66.92
7/1/2011	9/30/2011	$78.23	$55.77	$61.56
10/1/2011	12/31/2011	$77.47	$44.24	$48.84
1/1/2012	1/9/2012*	$50.25	$43.57	$45.63

* As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data through January 9, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Abercrombie & Fitch Co.’s common stock from January 9, 2006 to January 9, 2012, assuming a starting price of $45.63, which was the closing price of the underlying stock on January 9, 2012. The dotted line represents a hypothetical coupon barrier and trigger price of $27.83, which is equal to 61% of the closing price on January 9, 2012, the midpoint of the coupon barrier and trigger price range of 56% to 66%. The actual coupon barrier and trigger price will be determined on the trade date.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Aéropostale, Inc.
According to publicly available information, Aéropostale, Inc. is a mall-based retailer of casual apparel and accessories that targets young women and men in the pre-teen and teenage market. The company's stores provide active-oriented, fashion basic merchandise. The company operates stores throughout the United States.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC Central Index Key number: 1168213. The company’s common stock is listed on the NYSE under the ticker symbol “ARO.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this underlying stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this underlying stock on January 9, 2012 was $16.17.  The historical performance of this underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Close

1/1/2008	3/31/2008	$19.61	$13.84	$18.07
4/1/2008	6/30/2008	$24.01	$17.04	$20.89
7/1/2008	9/30/2008	$24.93	$18.70	$21.41
10/1/2008	12/31/2008	$21.68	$8.35	$10.73
1/2/2009	3/31/2009	$18.17	$10.82	$17.71
4/1/2009	6/30/2009	$25.30	$16.73	$22.85
7/1/2009	9/30/2009	$29.90	$21.61	$28.98
10/1/2009	12/31/2009	$29.49	$19.10	$22.70
1/1/2010	3/31/2010	$29.53	$21.59	$28.83
4/1/2010	6/30/2010	$32.20	$25.76	$28.64
7/1/2010	9/30/2010	$31.11	$21.26	$23.25
10/1/2010	12/31/2010	$27.73	$22.74	$24.64
1/3/2011	3/31/2011	$26.83	$22.32	$24.32
4/1/2011	6/30/2011	$26.30	$17.00	$17.50
7/1/2011	9/30/2011	$19.01	$9.16	$10.81
10/1/2011	12/31/2011	$17.80	$9.88	$15.25
1/1/2012	1/9/2012*	$16.60	$14.77	$16.17

* As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data through January 9, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Aéropostale, Inc.’s common stock from January 9, 2006 to January 9, 2012, assuming a starting price of $16.17, which was the closing price of the underlying stock on January 9, 2012. The dotted line represents a hypothetical coupon barrier and trigger price of $9.38, which is equal to 58% of the closing price on January 9, 2012, the midpoint of the coupon barrier and trigger price range of 53% to 63%. The actual coupon barrier and trigger price will be determined on the trade date.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Deckers Outdoor Corporation
According to publicly available information, Deckers Outdoor Corporation designs and markets footwear and accessories. The company offers footwear for men, women and children. The company sells its products including accessories such as handbags, headwear, and outerwear, through domestic retailers and international distributors and directly to end-user consumers, through call centers, retail concept stores and retail outlet stores.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC Central Index Key number: 910521. The company’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol “DECK.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this underlying stock, based on daily closing prices on the NASDAQ, as reported by Bloomberg.  The closing price of this underlying stock on January 9, 2012 was $84.15.  The historical performance of this underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Close

1/1/2008	3/31/2008	$52.34	$29.96	$35.94
4/1/2008	6/30/2008	$48.87	$35.04	$46.40
7/1/2008	9/30/2008	$46.46	$32.17	$34.69
10/1/2008	12/31/2008	$34.64	$15.42	$26.62
1/2/2009	3/31/2009	$28.63	$12.41	$17.68
4/1/2009	6/30/2009	$24.77	$16.23	$23.42
7/1/2009	9/30/2009	$28.63	$20.95	$28.28
10/1/2009	12/31/2009	$34.83	$25.28	$33.91
1/1/2010	3/31/2010	$47.57	$31.11	$46.00
4/1/2010	6/30/2010	$56.09	$40.77	$47.62
7/1/2010	9/30/2010	$53.65	$42.95	$49.96
10/1/2010	12/31/2010	$87.88	$47.81	$79.74
1/3/2011	3/31/2011	$94.70	$71.18	$86.15
4/1/2011	6/30/2011	$97.00	$76.83	$88.14
7/1/2011	9/30/2011	$105.77	$72.79	$93.26
10/1/2011	12/31/2011	$118.90	$75.51	$75.57
1/1/2012	1/9/2012*	$85.67	$75.57	$84.15

* As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data through January 9, 2012.  Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Deckers Outdoor Corporation’s common stock from January 9, 2006 to January 9, 2012, assuming a starting price of $84.15, which was the closing price of the underlying stock on January 9, 2012. The dotted line represents a hypothetical coupon barrier and trigger price of $48.81, which is equal to 58% of the closing price on January 9, 2012, the midpoint of the coupon barrier and trigger price range of 53% to 63%. The actual coupon barrier and trigger price will be determined on the trade date.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets.

Juniper Networks, Inc.
According to publicly available information, Juniper Networks, Inc. provides Internet infrastructure solutions for Internet service providers and other telecommunications service providers. The company offers network infrastructure solutions that includes IP routing, Ethernet switching, security and application acceleration solutions.

Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC Central Index Key number: 1043604. The company’s common stock is listed on the NYSE under the ticker symbol “JNPR.”

Historical Information

The following table sets forth the quarterly intra-day high, intra-day low and period-end closing prices for this underlying stock, based on daily closing prices on the NYSE, as reported by Bloomberg.  The closing price of this underlying stock on January 9, 2012 was $21.53.  The historical performance of this underlying stock should not be taken as an indication of the future performance of the underlying stock during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Intra-Day High	Quarterly Intra-Day Low	Quarterly Close

10/29/2009*	12/31/2009	$27.90	$24.04	$26.67
1/1/2010	3/31/2010	31.32	24.18	30.68
4/1/2010	6/30/2010	32.16	22.74	22.82
7/1/2010	9/30/2010	31.48	22.25	30.35
10/1/2010	12/31/2010	37.94	30.06	36.92
1/3/2011	3/31/2011	45.00	34.20	42.08
4/1/2011	6/30/2011	42.23	29.03	31.50
7/1/2011	9/30/2011	33.10	17.21	17.26
10/1/2011	12/31/2011	25.60	16.73	20.41
1/1/2012	1/9/2012**	$22.06	$19.67	$21.53
* Juniper Networks, Inc.'s common stock began trading publicly on October 29, 2009. As a result, there is limited trading information available for the third quarter of 2009, and no trading information prior to that time. This limited historical performance of this Reference Stock is not necessarily indicative of its future performance.
** As of the date of this free writing prospectus, available information for the first calendar quarter of 2012 includes data through January 9, 2012. Accordingly, the “Quarterly Intra-Day High,” “Quarterly Intra-Day Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Juniper Networks, Inc.’s common stock from October 29, 2009 to January 9, 2012, assuming a starting price of $21.53, which was the closing price of the underlying stock on January 9, 2012. The dotted line represents a hypothetical coupon barrier and trigger price of $12.49, which is equal to 58% of the closing price on January 9, 2012, the midpoint of the coupon barrier and trigger price range of 53% to 63%. The actual coupon barrier and trigger price will be determined on the trade date.

HISTORIC PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE
Source: Bloomberg L.P. We make no representation or warranty as to the accuracy or completeness of information obtained from Bloomberg Financial Markets.
Supplemental Plan of Distribution
We have agreed to indemnify UBS Financial Services Inc. and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS Financial Services Inc. and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus.  We will agree that UBS Financial Services Inc. may sell all or a part of the Securities that it will purchase from us to its affiliates at the price indicated on the cover of the pricing supplement, the document that will be filed under Rule 424(b)(2) containing the final pricing terms of the Securities.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days after the date the Securities are priced, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Securities on the trade Date or the following business day will be required, by virtue of the fact that the Securities will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

Subject to regulatory constraints and market conditions, RBCCM intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.  See “Use of Proceeds and Hedging” beginning on page PS-18 of the accompanying product prospectus supplement no. UBS-TPAOS-1.

Terms Incorporated in Master Note
The terms appearing above under the caption “Indicative Terms of the Securities” and the provisions in the accompanying product prospectus supplement no. UBS-TPAOS-1 dated April 4, 2011 under the caption “General Terms of Securities”, are incorporated into the master note issued to DTC, the registered holder of the Securities.